Computer Automation Systems, Inc.
Calculation of Weighted Average Shares
December 31, 1998

CASI as accounting acquirer

                          Outstanding      Weighted        Weighted
                Months    Shares           Factor          Average
                  (A)     (B)              (C)=(A)x(B)     Total(C)/Total(A)

Feb.-July 1998      6     6,400,000           38,400,000

Aug.-Dec. 1998      5     8,000,000           40,000,000

                  ---                      -------------

                   11                         78,400,000   7,127,273